AMENDMENT NO. 1
ON
FORM 8-A/A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.
(formerly known as AT&T Broadband Corp.)
 (Exact name of Registrant as specified in its charter)
Delaware		04-3592397
(State of incorporation or organization)		(I.R.S. Employer Identification No.)
188 Inverness Drive West Englewood, Colorado 80112
(Address principal executive offices) (Zip Code)

     If this Form related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box: ☒

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box: ☐

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.375% Notes Due 2013	New York Stock Exchange
9.455% Notes Due 2022	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

The undersigned hereby amends its Registration Statement on Form 8-A (File No. 001-31526) filed on November 1, 2002 (i) to reflect the change in the name of the issuer of the securities on November 19, 2002 from “AT&T Broadband Corp.” to “Comcast Cable Communications Holdings, Inc.” and (ii) to conform the title of the securities to reflect the applicable interest rate.

Except as otherwise set forth above, the material set forth in the section captioned “Description of the New Broadband Notes and the Cable Guarantees” in the Registrant's Amendment No. 2 to Form S-4 Registration Statement (Registration No. 333-97953), filed with the Securities and Exchange Commission on October 4, 2002, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized, on this 20th day of December, 2002.

COMCAST CABLE COMMUNICATIONS HOLDINGS, INC .
By:	/s/ William E. Dordelman
	Name:	William E. Dordelman
	Title:	Vice President – Finance